Exhibit 10.8

General Release

To all to whom these Presents shall come or may Concern, Know That Biovest International, Inc., Biotech Building 4, 377 Plantation Street, Worcester MA 01605 as RELEASOR, in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration, received from Dr. Robert D. Pfeffer, as RELEASEE, receipt whereof is hereby acknowledged, releases and discharges RELEASEE, his affiliates, divisions, licensees, receivers, distributors, successors and assigns, his heirs, executors, administrators, attorneys, associates, agents, and anyone affiliated with or acting on behalf of any of them (collectively, the “RELEASED PARTIES”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE and the RELEASED PARTIES, the RELEASOR, RELEASOR’S attorneys, associates, agents, successors, assigns, heirs, parent or subsidiary corporations, and anyone affiliated with or acting on behalf of any of them, ever had, now have or hereafter can, shall or may have, from the beginning of the world to the day of the date of this RELEASE.

The words “RELEASOR” and “RELEASEES” include all releasors and all releasees under this RELEASE.

This RELEASE may not be changed orally.

In Witness Whereof, the RELEASORS have hereunto set RELEASORS’ hands and seals on the      day of February 2006

Executed and delivered in presence of

Biovest International, Inc.

By:
James McNulty, Chief Financial Officer

ACKNOWLEDGMENT

On                         , 2006 before me personally came Sam Duffey, to me known, who, by me duly sworn, did depose and say that deponent is the General Counsel of Biovest International, Inc., the corporation described in, and which executed the foregoing General Release, that deponent knows the seal of the corporation, that the seal affixed to the General Release is the corporate seal, that it was affixed by order of the Board of Directors of the corporation and that deponent signed deponent’s name by like order.

Notary Public